Exhibit 99.1

Kymera Therapeutics to Present New Clinical Data from the Phase 1 Trial of STAT3 Degrader KT-333 at the ASH Annual Meeting

Abstract released today highlights safety, pharmacodynamic and clinical response data collected through July 10, 2023 cut-off

Updated data to be presented at the American Society of Hematology (ASH) 65th Annual Meeting and Exposition on December 10, 2023

Watertown, Mass. (November 2, 2023) – Kymera Therapeutics, Inc. (NASDAQ: KYMR), a clinical-stage biopharmaceutical company advancing a new class of small molecule medicines using targeted protein degradation, today announced that new KT-333 Phase 1 data highlighting safety, pharmacokinetics (PK), pharmacodynamics (PD) and clinical responses will be presented at the ASH 65th Annual Meeting and Exposition, taking place from December 9-12, 2023, in San Diego, California. Results released in an ASH abstract today include data as of a July 10, 2023 cut-off. The poster presentation is expected to include additional data, including PK/PD, safety and results of disease response assessments from additional patients subsequent to the abstract cut-off date. In addition, preclinical data will be presented supporting the potential of STAT3 protein degraders as a therapeutic approach in venetoclax-resistant Acute Myeloid Leukemia.

Highlights of the KT-333 Clinical Abstract

The abstract reported Phase 1 data from 21 patients enrolled through dose level (DL) 5; 12 were evaluable for disease assessment, including 1 with cutaneous T-cell lymphoma (CTCL) and 1 with peripheral T-cell lymphoma (PTCL) at DL2, and 10 with solid tumors at DL1-4. Highlights include:

•	One partial response reported after two cycles in a CTCL patient at DL2, and stable disease reported after two cycles in three solid tumor patients treated at DL3 and DL4.

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PD data in blood available for DL1-4 demonstrated robust, dose-dependent, and sustained STAT3 degradation in peripheral blood mononuclear cells that, particularly at DL3 and beyond, were at levels associated with anti-tumor activity in preclinical models.

•	No dose limiting toxicities or serious adverse events were reported; the most common adverse events were Grade 1/2 constipation, fatigue, nausea, and anemia.

These data provide evidence of STAT3 targeted protein degradation in humans with associated STAT3 pathway inhibition, along with early signs of antitumor activity, highlighting the potential of heterobifunctional degraders for targeting previously undruggable transcription factors.

Poster Presentations at ASH

Title: Preliminary Safety, Pharmacokinetics, Pharmacodynamics and Clinical Activity of KT-333, a Targeted Protein Degrader of STAT3, in Patients with Relapsed or Refractory Lymphomas, Large Granular Lymphocytic Leukemia, and Solid Tumors

Presentation ID: 3081

Session Date: Sunday, December 10, 2023

Presentation Time: 6:00 PM - 8:00 PM PT

Location: San Diego Convention Center, Halls G-H

Presenter: Dr. Aditi Shastri, Montefiore Medical Center and Albert Einstein College of Medicine

Title: A STAT3 Degrader Demonstrates Pre-Clinical Efficacy in Venetoclax Resistant Acute Myeloid Leukemia

Presentation ID: 2787

Session Date: Sunday, December 10, 2023

Presentation Time: 6:00 PM—8:00 PM PT

Location: San Diego Convention Center, Halls G-H

Presenter: Dr. Samarpana Chakraborty, Albert Einstein College of Medicine

About KT-333 STAT3 Program

KT-333 is designed as a potent degrader of STAT3, a transcriptional regulator that has been linked to numerous cancers as well as to inflammatory and autoimmune diseases. KT-333 is being developed for the treatment of STAT3-dependent hematological malignancies and solid tumors. The Phase 1 clinical trial of KT-333 is designed to evaluate the safety, tolerability, pharmacokinetics (PK), pharmacodynamics (PD) and clinical activity of KT-333 dosed weekly in adult patients with relapsed and/or refractory lymphomas, leukemias and solid tumors. The U.S. Food and Drug Administration (FDA) has granted KT-333 orphan drug designation for the treatment of Cutaneous T-cell Lymphoma (CTCL) and Peripheral T-cell Lymphoma (PTCL) and fast track designation for the treatment of relapsed/refractory CTCL and PTCL.

More information on the Phase 1 study can be found at www.clinicaltrials.gov, identifier NCT05225584.

About Kymera Therapeutics

Kymera is a biopharmaceutical company pioneering the field of targeted protein degradation, a transformative approach to address disease targets and pathways inaccessible with conventional therapeutics. Kymera’s Pegasus platform is a powerful drug discovery engine, advancing novel small molecule programs designed to harness the body’s innate protein recycling machinery to degrade dysregulated, disease-causing proteins. With a focus on undrugged nodes in validated pathways, Kymera is advancing a pipeline of novel therapeutic candidates designed to address the most promising targets and provide patients with more effective treatments. Kymera’s initial programs target IRAK4, and STAT3 within the IL-1R/TLR or JAK/STAT pathways, and the MDM2 oncoprotein, providing the opportunity to treat patients with a broad range of immune-inflammatory diseases, hematologic malignancies, and solid tumors.

Founded in 2016, Kymera is headquartered in Watertown, Mass. Kymera has been named a “Fierce 15” company by Fierce Biotech and has been recognized by both the Boston Globe and the Boston Business Journal as one of Boston’s top workplaces. For more information about our people, science and pipeline, please visit www.kymeratx.com or follow us on X (previously Twitter) or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements by Kymera Therapeutics regarding its: strategy, business plans and objectives for our clinical stage degrader programs; plans and timelines for the preclinical and clinical development of its product candidates, including the therapeutic potential, clinical benefits and safety thereof; expectations regarding timing, success and data announcements of current ongoing preclinical and clinical trials; the ability to initiate new clinical programs; and Kymera’s financial condition and expected cash runway into the first half of 2026. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the timing and anticipated results of our current and future preclinical studies and clinical trials, supply chain, strategy and future operations; the delay of any current and future preclinical studies or clinical trials or the development of Kymera Therapeutics’ drug candidates, including those for KT-474, KT-333, KT-413 and KT-253; the risk that the results of current preclinical studies and clinical trials may not be predictive of future results in connection with current or future preclinical and clinical trials; Kymera Therapeutics’ ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Kymera Therapeutics’ planned interactions with regulatory authorities; obtaining, maintaining and protecting its intellectual property; the risks associated with pandemics or epidemics; and Kymera Therapeutics’ relationships with its existing and future collaboration partners. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Annual Report on Form 10-K for the period ended December 31, 2022, and most recent Quarterly Report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Kymera Therapeutics’ subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Kymera Therapeutics’ views only as of today and should not be relied upon as representing its views as of any subsequent date. Kymera Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact: Justine Koenigsberg Vice President, Investor Relations investors@kymeratx.com 857-285-5300	Media Contact: Todd Cooper Senior Vice President, Corporate Affairs media@kymeratx.com 857-285-5300